Exhibit 99.1
Gannett Announces Q1 Departure of Chief Financial Officer

MCLEAN, VA January 6, 2020 – Gannett Co., Inc. (“Gannett” or the “Company”) (NYSE: GCI) announced today that Alison (Ali) K. Engel, Chief Financial Officer, will depart the Company at the end of the first quarter to pursue other opportunities.  The Board of Directors has begun a process to identify and appoint a successor to Ms. Engel. Mark Maring, current Treasurer of Gannett, is expected to lead the finance function after Ms. Engel’s departure until a new Chief Financial Officer is appointed. Mr. Maring had most recently served as the Treasurer of GateHouse Media for 10 years prior to the merger.

Paul Bascobert, Gannett Media Corp. Chief Executive Officer said, “On behalf of our Board and leadership team, we thank Ali for her dedication and invaluable contributions over the past five years. She has been a tireless leader and advocate for our mission and helped us to successfully navigate both a proxy fight and merger this past year. We wish her all the best as she considers her next adventure.”

“I greatly enjoyed my time at Gannett and wish the Company nothing but success in the future,” said Ms. Engel.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across our network. With an unmatched reach at the national and local level, Gannett touches the lives of nearly 140 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include the USA TODAY and more than 260 daily local newspaper brands, digital marketing services companies ReachLocal, WordStream, and ThriveHive and U.K. media company Newsquest. Following the completion of the recent merger, starting November 20, 2019, New Media Investment Group Inc. trades on the New York Stock Exchange under Gannett Co., Inc. and its ticker symbol has changed to “GCI”. To connect with us, visit www.gannett.com.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained, that the Company will be successful in identifying, attracting or retaining qualified candidates or that transition activities will proceed on a timely basis or proceed as expected. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Ashley Higgins & Stacy Cunningham, Gannett Investor Relations
investors@gannett.com
(212) 479-3160
or
Media:
Stephanie Tackach, Gannett Public Relations
stackach@gannett.com

Source: Gannett Co., Inc.